Exhibit 10.21
SECOND AMENDMENT TO LOT PURCHASE AGREEMENT
     THIS SECOND AMENDMENT TO LOT PURCHASE AGREEMENT (this “Second Amendment”) is hereby made and entered into effective for all purposes and in all respects as of the 1st day of October, 2005, by and between (i) WILDEWOOD RESIDENTIAL, LLC, a Maryland limited liability company (“Seller”), and (ii) WILDEWOOD NEIGHBORHOODS, LLC, a Maryland limited liability company (“Purchaser”).
RECITALS:
     A.       Seller and Purchaser have previously entered into a certain Lot Purchase Agreement dated effective January 20, 2004, as amended by a certain First Amendment to Lot Purchase Agreement dated as of January 25, 2005 (the “Contract”), with respect to the sale and purchase of certain real property located in St. Mary’s County, Maryland, as more particularly described in the Contract, to which reference is hereby made for all purposes.
     B.       Seller and Purchaser now desire to amend the Contract as hereinafter provided in this Second Amendment.
     C.       Except as otherwise expressly provided herein to the contrary, all capitalized terms used in this Second Amendment, including the foregoing Recitals, shall have the same meanings as are attributed thereto in the Contract.
AGREEMENT:
     NOW, THEREFORE, in consideration of the premises, the mutual rights and obligations hereunder and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Purchaser, intending legally to be bound, hereby covenant and agree as follows:

     1.       Purchase Price.
A.       Section 3.a of the Contract is hereby amended by the insertion of the following new language at the end thereof:
“Schedule 1 shall be updated on an annual basis on each April 1 during the term hereof with a new Schedule 1 to be agreed upon by Seller and Purchaser, which new Schedule 1 shall cover the period from such April 1 through March 31 and shall be based upon the average outsale prices to homebuyers during the prior twelve (12)-month period. Notwithstanding the foregoing, the revised Schedule 1 for the period (i) October 1, 2005 to March 31, 2006 and (ii) April 1, 2006 to March 31, 2007 are each attached hereto as part of Exhibit A and made a substantive part hereof.”
B.       Section 3 of the Contract is hereby further amended by the insertion of the following new Section 3.c:
“c.   In the event that twenty percent (20%) of the contract price on outsales of Lots to homeowners is less than the Base Purchase Price theretofor paid by Purchaser for such Lots (such difference being referred to herein as the “Base Purchase Price Overpayment”), then, in such event, at settlement on the outsale of each such Lot, Seller shall pay Purchaser the Base Purchase Price Overpayment, if any, with respect to such Lot.”
     2.       Payment of Purchase Price.
A.       Section 4.b of the Contract is hereby amended by the insertion of the following new sentence at the end thereof:
“The Base Purchase Price Overpayment, if any, for each Lot shall be paid by Seller to Purchaser in cash, by wire transfer, title company check, or certified funds or the equivalent at closing on such outsale to homeowners.”
B.       Section 4.c of the Contract is hereby deleted and the following new Section 4.c is hereby inserted in lieu thereof:
“c.   As used herein, the term “Purchase Price” for any particular Lot or Lots shall mean and refer to the Base Purchase Price, as may be (i) increased by the Additional Purchase Price, if any, or (ii) decreased by the Base Purchase Price Overpayment, if any.”

     3.       Ratification and Confirmation. The Contract is hereby amended to the extent necessary to reflect the foregoing. No other amendments or modifications to the Contract are made or intended hereby, and the Contract, as amended by this Second Amendment, is hereby ratified and confirmed by the parties hereto for all purposes and in all respects and shall be and remain in full force and effect.
     IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed effective as of the date first set forth above.

WITNESS:	SELLER:

WILDEWOOD RESIDENTIAL, LLC

	By:	/s/ Martin K. Alloy
/s/ illegible

	Name:	Martin K. Alloy

	Title:	Chairman

PURCHASER:

WITNESS:	WILDEWOOD NEIGHBORHOODS, LLC

	By:	/s/ Steven B. Alloy
/s/ illegible

	Name:	Steven B. Alloy

	Title:	President